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                                                                   Exhibit 10.22


                          DEFERRED RESTRICTED UNIT PLAN
                                       OF
                             U.S. TRUST CORPORATION

                      AS ADOPTED EFFECTIVE JANUARY 1, 1997
                                      -----


1.       PURPOSE


         This document sets forth the Deferred Restricted Unit Plan of U.S. Trust Corporation as adopted January 1, 1997.

         The purpose of the Plan is to provide Eligible Officers of the Corporation who have been granted Restricted Units as part of their compensation with an opportunity to defer payment with respect to such Restricted Units, at their election, in accordance with the provisions herein set forth.

         The Plan is intended to constitute an unfunded plan of deferred compensation for "a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

2.       DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "ACCOUNT" shall mean the account established for a Participant pursuant to Section 4.

         "AFFILIATED COMPANIES" shall mean United States Trust Company and each other direct or indirect subsidiary of the Corporation.

         "AVERAGE MARKET VALUE" shall mean, with respect to one Common Share as of any date or with respect to any period, the mean between the per-share high and low prices for the Corporation's Common Shares on such date, or the average of the mean between such prices on each day during such period, as quoted on the NASDAQ National Market System, or, if the Corporation's Common Shares are not traded on such system, on such other securities market or securities exchange on which such shares are traded as the Committee shall determine.
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         "BENEFICIARY" shall mean the person or person designated by a
Participant in accordance with Section 11 to receive any amount, or any Common Shares, payable under the Plan upon the Participant's death.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         "BUSINESS DAY" shall mean any day on which Common Shares are traded on the NASDAQ National Market System or, if Common Shares are not traded on such system, on such other securities market or securities exchange on which such shares are traded as the Committee shall determine.

         "CHANGE IN CONTROL" shall mean that any of the following events has occurred:

                   (i) 20% or more of the Corporation's Common Shares has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation;

                  (ii) there has been a merger or equivalent combination after which 49% or more of the voting shares of the surviving corporation is held by persons other than former shareholders of the Corporation; or

                  (iii) 20% or more of the directors elected by shareholders to the Board of Directors are persons who were not nominated by the Board of Directors or the Executive Committee of the Board of Directors in the most recent proxy statement of the Corporation;

provided, however, that notwithstanding anything in the Plan to the contrary, no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 7 shall exist, to the extent that the Board of Directors so directs by resolution adopted prior to the Change in Control, or not later than 45 days after the Change in Control if the percentage of Common Shares acquired or directors elected under clause (i) or (iii) of the foregoing definition of Change in Control shall be at least 20% but less than 25%. Any resolution of the Board of Directors adopted in accordance with the provisions of this definition directing that a Change in Control shall be deemed not to have occurred for purposes of this Plan and that Section 7 shall not become effective, may be rescinded or countermanded at any time with or without retroactive effect.

         "COMMITTEE" shall mean the Compensation and Benefits Committee of the Board of Directors.


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         "COMMON SHARES" shall mean the common shares ($1.00 par value per share) of the Corporation.

         "CORPORATION" shall mean U.S. Trust Corporation.

         "DETERMINED VALUE" shall mean (i) the highest price per Common Share paid in connection with any Change in Control (including, without limitation, prices paid in any subsequent merger or combination with any entity that acquires control of the Corporation), or (ii) in the case of a Change in Control occurring as a result of an event described in clause (iii) of the definition of a Change in Control contained in this Section 2, the Average Market Value of a Common Share during the 30-day period ending on the day preceding the occurrence of such Change in Control.

         "EIP" shall mean the Executive Incentive Plan of U.S. Trust
Corporation.

         "ELIGIBLE OFFICER" shall mean, with respect to any deferral election to be made under Section 3, any officer of the Corporation or any of its Affiliated Companies at or above the rank of Vice President who, for the calendar year immediately preceding the year in which such deferral election is to be made, had total compensation in excess of the amount of the limitation on annual compensation in effect for such preceding year under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended. For this purpose an officer's "total compensation" for any calendar year shall mean the sum of (i) the aggregate amount reported as the officer's compensation from the Corporation and its Affiliated Companies in Form W-2 filed with respect to the officer for such year, for Federal income tax purposes; (ii) the aggregate amount of all 401(k) Contributions and ESOP Contributions made on behalf of the officer for such year under the 401(k) Plan; (iii) the aggregate amount of all salary reduction contributions made on behalf of the officer for such year under the Employees' Flexible Spending Plan of United States Trust Company of New York and Affiliated Companies; and (iv) any portion of the officer's compensation for such year that was deferred pursuant to the officer's election under the Executive Deferred Compensation Plan of U.S. Trust Corporation.

         "401(k) PLAN" shall mean the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies.

         "PARTICIPANT" shall mean any Eligible Officer who has made an election under Section 3 to defer any of his or her Vested Restricted Units.

         "PLAN" shall mean the Deferred Restricted Unit Plan of U.S. Trust Corporation, as set forth herein and as amended from time to time.

         "RESTRICTED UNIT" shall mean a unit of measurement equivalent to one Common Share, with none of the attendant rights of a shareholder of such share, including, without limitation,


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the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

         "RETIREMENT" shall mean a Participant's termination of employment with the Corporation and its Affiliated Companies for any reason other than death if, as of the date of the Participant's termination of employment, (i) the Participant has attained age 65 or (ii) the sum of Participant's age and the number of his or her "Years of Service", as defined in the 401(k) Plan, is at least equal to 80. In addition, in the case of any Participant who becomes entitled to receive benefit payments under the long-term disability plan maintained by the Corporation or any of its Affiliated Companies and who continues to receive payments under such plan throughout the entire period ending on the date on which the Participant first meets the age, or the age and service, requirements set forth in clause (i) or (ii) above, such Participant shall be treated, for purposes of the Plan, as having terminated employment with the Corporation and its Affiliated Companies as a result of Retirement, on the first day of the month following the date on which the Participant first meets such requirements. In applying clause (ii) above for this purpose, the Participant's "Years of Service" shall include the number of calendar years (or part thereof) during which the Participant has received benefits payments under such long-term disability plan.

         "VESTED RESTRICTED UNITS" shall mean, with respect to any Eligible Officer, Restricted Units (i) that were granted to the Eligible Officer (and any additional Restricted Units credited with respect to Restricted Units that were so granted) under the EIP, or pursuant to any arrangement for the payment of commissions earned by the Eligible Officer, or pursuant to any individual employment contract between the Eligible Officer and the Corporation or any of its Affiliated Companies, and (ii) that have become vested under the terms of the EIP, such commission arrangement, or such employment contract, as the case may be.

         "VESTING DATE" shall mean, with respect to any Vested Restricted Units, the date as of which such units become vested under the terms of the EIP, the applicable commission arrangement, or the applicable employment contract, as the case may be.

3.       DEFERRAL ELECTIONS

         An Eligible Officer may elect to have payment with respect to any or all of his or her Vested Restricted Units deferred, and to have payment with respect to such Vested Restricted Units made under the terms of this Plan. Any such election shall be made in accordance with the following provisions:

         (a) A deferral election shall be made in writing, on a form provided by the Committee for such purpose.


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         (b) In the election form, the Eligible Officer shall specify, separately for the Vested Restricted Units covered under each grant of Restricted Units made to the Eligible Officer, the number or percentage (which must be an even multiple of 5%) of such Vested Restricted Units payment with respect to which the Eligible Officer wishes to defer hereunder.

         (c) An Eligible Officer's election to defer payment with respect to any Vested Restricted Units shall be filed with the Committee at least one year prior to the Vesting Date for such Vested Restricted Units.

         (d) Any deferral election made hereunder by an Eligible Officer with respect to any of his or her Vested Restricted Units shall be irrevocable.

         (e) Notwithstanding any other provision herein to the contrary, a deferral election otherwise permitted to be made hereunder shall be subject to the following requirements:

                  (i) no amount may be deferred with respect to an Eligible Officer's Vested Restricted Units pursuant to the Eligible Officer's election hereunder to the extent that any tax is required to be withheld with respect to such amount pursuant to applicable federal, state or local law; and

                 (ii) an Eligible Officer's deferral election with respect to any Vested Restricted Units shall not be effective if at any time during the 12-month period ending on the Vesting Date for such Vested Restricted Units the Eligible Officer made a hardship withdrawal under
         Section 10.1 of the 401(k) Plan.

4.       ACCOUNTS

         There shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate Account for each Participant, to reflect the Participant's interest under the Plan. The Account so established for each Participant shall be maintained in accordance with the following provisions:

         (a) A Participant's Account shall be credited with a number of Restricted Units equal to the number of Vested Restricted Units with respect to which the Participant has made a deferral election under Section 3. Such Restricted Units shall be credited to the Participant's Account as of the Vesting Date for the Vested Restricted Units with respect to which the Participant's deferral election was made.

         (b) A Participant's Account shall be adjusted to reflect all additional Restricted Units to be credited to such Account pursuant to Section 5, and all payments made with respect to the Participant's Account pursuant to Section 6.


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         (c) A Participant's interest in his or her Account shall be fully vested and nonforfeitable at all times.

5.       CREDITING OF DIVIDEND EQUIVALENTS

         Unit payment with respect to a Participant's Account has been made in full in accordance with Section 6, a Participant's Account shall be credited, as of each date on which the Corporation pays a dividend on its Common Shares ("Dividend Payment Date"), with additional Restricted Units, the number of which shall be determined by first (i) multiplying the number of Restricted Units standing to the Participant's credit on the date such dividend was declared by the per-share dollar amount of the dividend so paid, and then (ii) dividing the resulting amount by the Average Market Value of one Common Share on the Dividend Payment Date.

6.       PAYMENT OF ACCOUNT BALANCES

         Payment with respect to a Participant's Account shall be made in accordance with the following provisions:

         (a) A Participant's Account shall become payable upon the Participant's termination of employment with the Corporation and its Affiliated Companies for any reason. For this purpose, a Participant who ceases active employment by reason of disability but who becomes entitled to receive benefit payments under the long-term disability plan maintained by the Corporation or any of its Affiliated Companies shall be treated as continuing to be employed with the Corporation and its Affiliated Companies until the earlier of (i) the date as of which he or she ceases to receive benefit payments under such plan, or (ii) the date as of which he or she is treated as having terminated employment as a result of Retirement.

         (b) Unless a Participant otherwise elects as provided in (c) below, payment with respect to a Participant's Account shall be made in the form of a single lump sum payment consisting of (i) a number of Common Shares equal to the number of whole Restricted Units included in the balance of the Participant's Account, and (ii) cash in an amount determined by multiplying (A) the fractional part, if any, of a Restricted Unit included in the balance of the Participant's Account by (B) the Average Market Value of one Common Share on the Business Day immediately preceding the date on which such payment is to be made. Such payment shall be made to the Participant or, if the Participant's Account becomes payable by reason of his or her death, to the Participant's Beneficiary. Payment shall be made on the last Business Day of February of the calendar year following the year in which the Participant's employment with the Corporation and its Affiliated Companies terminates.

         (c) A Participant may elect to have payment with respect to his or her Account made to the Participant, or in the event of the Participant's death, to his or her Beneficiary, in the form of a series of 10 annual installments, payable in the manner described in Section 6(d), if the


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Participant's Account becomes payable as a result of the Participant's
Retirement, or as a result of the Participant's death while he or she is still employed with the Corporation or any of its Affiliated Companies but after the Participant has met the age, or the age and service, requirements for eligibility for Retirement stated in the definition of such term contained in
Section 2. An election under this Section 6(c) shall be made in writing, on a form that is provided by the Committee for such purpose and that is filed by the Participant with the Committee at least one year prior to the date of the Participant's Retirement or death. Any election so made may be revoked, and a new election may be made hereunder after such revocation. Any such revocation or new election shall be made in the same manner, and by the same date, as described in the second preceding sentence.

         (d) If a Participant's Account becomes payable in the form of a series of 10 annual installments pursuant to the Participant's election under Section 6(c), such payments shall be made in accordance with the following provisions:

                  (i) The first such installment payment shall be made on the last Business Day of February of the calendar year following the year in which the Participant's Retirement or death occurs, and the remaining installment payments shall be made on the last Business Day of February of each succeeding year.

                 (ii) Each installment payment to be made with respect to the Participant's Account shall be made partly in Common Shares, and partly in cash. The number of shares to be included in each such installment payment shall be equal to the number of whole Restricted Units included in the quotient resulting from dividing (A) the total number of Restricted Units included in the balance of the Participant's Account as of the last day of the calendar year preceding the year in which such payment is to be made, by (B) the number of installment payments remaining to be made; and the amount of cash to be included in each such installment payment shall be determined by multiplying (C) the fractional part of a Restricted Unit included in the aforementioned quotient by (D) the Average Market Value of one Common Share on the Business Day immediately preceding the date on which such installment payment is to be made. The last such installment payment shall include a number of Common Shares equal to the whole number of any additional Restricted Units that are credited to the Participant's Account under
         Section 5 during the month preceding the month in which such payment is made, together with cash (in an amount determined in the same manner as described in clause (D) of the preceding sentence) for any fractional part of a Restricted Unit that is so credited.

                (iii) If the Participant should die before receiving all installment payments required to be made hereunder with respect to the Participant's Account, any installment payments remaining to be made at the date of the Participant's death shall be made to the Participant's Beneficiary in the same form, at the same times and in the same amounts,


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         as such payments would have been made to the Participant (A) if he or she had not died, and (B), in the case of installment payments required to be made to a Beneficiary due to the death of a Participant occurring before the Participant had received any such payments, if the Participant's employment had terminated as a result of Retirement on the date of his or her death.

         (e) Notwithstanding any other provision in this Section 6 to the contrary, payment with respect to any part or all of the Participant's Account may be made to the Participant or, if the Participant has died, to the Participant's Beneficiary, on any date earlier than the date on which such payment is to be made pursuant to such other provisions of this Section 6 if (i) the Participant, or his or her Beneficiary, requests such early payment and (ii) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant, or his or her Beneficiary, meet an "unforeseeable emergency" within the meaning of Section 1.457-2(h)(4) of the federal Income Tax Regulations. The amount that may be so paid may not exceed the amount necessary to meet such emergency.

7.       CHANGE IN CONTROL

         In the event of a Change in Control, the provisions of this Section 7 shall apply notwithstanding any other provision herein to the contrary (but subject to the proviso contained in the definition of "Change in Control" in
Section 2). Upon the occurrence of a Change in Control, the balance of each Participant's Account shall become immediately payable in full. Payment with respect to each Participant's Account balance shall be made to the Participant or, if the Participant has died, to his or her Beneficiary, in the form of a single lump sum cash payment. The amount so payable with respect to each Participant's Account shall be determined by multiplying the aggregate number of Restricted Units then included in the balance of the Participant's Account by the Determined Value of one Common Share.

         Amounts payable to Participants or Beneficiaries pursuant to this
Section 7, reduced by any taxes withheld pursuant to Section 8, shall be paid to such Participants or Beneficiaries as soon as practicable following the Change in Control.


8.       TAXES

         The Corporation or any of its Affiliated Companies may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to Common Shares or amounts payable under the Plan including, but not limited to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant or Beneficiary, and/or
(ii) requiring a Participant or Beneficiary to pay to the Corporation or any of its Affiliated Companies the amount so required to be withheld as a condition of the issuance, delivery, or


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distribution of any Common Shares. The Committee may permit such amount to be paid in Common Shares previously owned by the Participant, or a portion of the Common Shares that otherwise would be distributed to such Participant in respect to his or her Restricted Units, or a combination of cash and such Common Shares.

9.       CERTAIN ADJUSTMENTS TO PLAN SHARES

         In the event of any change in the Common Shares by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Shares at a price substantially below fair market value, or any similar change affecting the Common Shares, the number and kind of shares represented by Restricted Units shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.

10.      SOURCE, LISTING AND QUALIFICATION OF COMMON SHARES

         The Common Shares distributed under the Plan may be authorized and unissued shares, (including shares authorized for distribution with respect to Restricted Units granted under the EIP), shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation at such time or times and in such manner as it may determined. The Corporation shall be under no obligation to acquire Common Shares for distribution to Participants before payment in Common Shares is due.

         The Corporation, in its discretion, may postpone the issuance, delivery, or distribution of Common Shares with respect to any Restricted Units until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant or Beneficiary to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

11.      DESIGNATION AND CHANGE OF BENEFICIARY

         Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any Common Shares, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received


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by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 11, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount, or any Common Shares, payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.

12.      PAYMENTS TO PERSONS OTHER THAN PARTICIPANT

         If the Committee shall find that any person to whom any amount, or any Common Shares, is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then, if the Committee so directs, any payment due to such person may be paid to such person's spouse, child or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person, unless a prior claim for payment of such amount, or payment of such Common Shares, has been made by a duly appointed legal representative of such person. Any such payment shall be a complete discharge of the liability of the Corporation or the applicable Affiliated Company therefor.

13.      RIGHTS OF PARTICIPANTS

         A Participant's rights and interests under the Plan shall be subject to the following provisions:

         (a) A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation or the applicable Affiliated Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

         (b) A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

         (c) Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment of the Corporation or any of its Affiliated Companies.


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14.      ADMINISTRATION

         The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan. The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation.

         All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.

         No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee, and each employee, officer, director or trustee of the Corporation or any of its Affiliated Companies to whom any duty or power relating to the administration or interpretation of the Plan may be delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

15.      AMENDMENT OR TERMINATION

         The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that no amendment, suspension or termination of the Plan shall deprive any Participant of any rights with respect to Restricted Units previously credited to his or her Account under the Plan without his or her written consent. Any amendment that the Board of Directors would be permitted to make pursuant to the preceding sentence may also be made by the Committee where appropriate to facilitate the administration of the Plan or to comply with applicable law or any applicable rules and regulations of government authorities, provided that the cost of the Plan to the Corporation and its Affiliated Companies is not materially increased thereby.


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16.      SUCCESSOR CORPORATION

         The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

17.      GOVERNING LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of New York.

18.      EFFECTIVE DATE

         The Plan shall be effective as of January 1, 1997.


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